EXHIBIT 10

Amendment to the Amended and Restated Bylaws of Alberto-Culver Company

RESOLVED, that pursuant to Section 11 of the Restated Certificate of Incorporation of the Company and Section 2.02 of the Amended and Restated Bylaws of the Company (the “Bylaws”), the number of Directors shall be decreased from 13 Directors to 11 Directors effective January 27, 2005;

FURTHER RESOLVED, that the first sentence of Section 2.02 of the Bylaws is hereby deleted in its entirety and replaced with the following sentence:

“The number of directors which shall constitute the whole Board of Directors shall be 11 persons.”